                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant            /x/

File by a Party other than the Registrant / /

Check the appropriate box:
/x/      Preliminary Proxy Statement
         Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14A-12

                                  ABAXIS, INC.
                (Name of Registrant as Specified In Its Charter)



                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/x/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(i)(2).
         $500 per each party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).
         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.
         1)      Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                 ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

        (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)      Amount Previously Paid:

                 ---------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------

         3)      Filing Party:

                 ---------------------------------------------------------------

         4)      Date Filed:

                 ---------------------------------------------------------------

                                  ABAXIS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 26, 1996


TO THE SHAREHOLDERS:

     Please take notice that the annual meeting of the shareholders of Abaxis, Inc., a California corporation (the "Company"), will be held on November 26, 1996, at 10:00 a.m. at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, for the following purposes:

     1.  To elect six directors to hold office for the ensuing year.

     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by 15,000,000 from 20,000,000 to 35,000,000.

     3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 1997.

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on October 9, 1996, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

                                       By order of the Board of Directors



                                       -----------------------------------------
                                       Ting W. Lu, Secretary

Sunnyvale, California
October 25, 1996



IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
SOLICITATION AND VOTING OF PROXIES.....................................     1

INFORMATION ABOUT ABAXIS...............................................     2
         Stock Ownership of Certain Beneficial Owners and Management...     2
         Director Nominees.............................................     4

EXECUTIVE COMPENSATION AND OTHER MATTERS...............................     6
         Summary Compensation Table....................................     6
         Stock Options Granted in Fiscal 1996..........................     7
         Option Exercises and Fiscal 1996 Year-End Values..............     8
         Compensation of Directors.....................................     8
         Change of Control Arrangements................................     8
         Section 16(a) Beneficial Ownership Reporting Compliance.......     9

CERTAIN TRANSACTIONS...................................................     9

REPORT OF THE COMPENSATION COMMITTEE...................................    10

COMPARISON OF SHAREHOLDER RETURN.......................................    11

ELECTION OF DIRECTORS..................................................    12

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION........................    12

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS..........    13

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING...........    14

TRANSACTION OF OTHER BUSINESS..........................................    14

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS




         The accompanying proxy is solicited by the Board of Directors of Abaxis, Inc., a California corporation ("Abaxis" or the "Company"), for use at its annual meeting of shareholders to be held on November 26, 1996, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is October 25, 1996, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.


                       SOLICITATION AND VOTING OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

         On October 9, 1996 the Company had outstanding 9,878,553 shares of its Common Stock held by 268 shareholders of record, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Each share of Common Stock is entitled to one vote, except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (six), which votes may be cast for a single candidate or distributed among any or all of the candidates. No shareholder is entitled to cumulate votes with respect to a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes.

         The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

         All valid proxies received before the meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                            INFORMATION ABOUT ABAXIS

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth as of September 30, 1996, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the persons named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.


                                                                      PERCENT OF
                                                                        ABAXIS
                                                         NUMBER     COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                             OF SHARES   OUTSTANDING(2)
---------------------------                             ---------   --------------
Robert J. Kunze(3) .............................          395,952         4.0%

Gary H. Stroy(4) ...............................          390,463         3.9%

Vladimir Ostoich(5) ............................          183,711         1.8%

Daniel Wong(6) .................................           44,167          *

Ting W. Lu(7) ..................................           40,912          *

Prithipal Singh(8) .............................           13,668          *

Clinton H. Severson ............................           10,000          *

Ernest S. Tucker, III, M.D.(9) .................            7,875          *

Richard Bastiani, Ph.D.(10) ....................              666          *

Brenton G. A. Hanlon ...........................               --          *

Executive officers and directors
as a group (11 persons)3-10, 11 ..............          1,089,914        10.7%

--------------------
*  Less than 1%.

(1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the business address of each of the beneficial owners listed is Abaxis, Inc., 1320 Chesapeake Terrace, Sunnyvale, CA 94089.

(2) The percentages shown in this column are calculated from the 9,878,553 shares of Common Stock actually outstanding on September 30, 1996 in addition to options held by that person that are currently exercisable or exercisable within 60 days following September 30, 1996 which are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.

(3) Includes 666 shares subject to options exercisable by Mr. Kunze within sixty days of September 30, 1996. Also, includes 14,923 shares beneficially owned by Hamco Capital Corporation, 199,205 shares beneficially owned by H&Q Life Science Technology Fund I, 171,241 shares beneficially owned by H&Q Life Science Ventures, 8,879 shares beneficially owned by H&Q London Ventures and 1,038 shares beneficially owned by H&Q Ventures Partners. Hambrecht & Quist is affiliated with each of these funds. Mr. Kunze is associated with Hambrecht & Quist.

(4) Includes an aggregate of 30,000 shares held by Mr. Stroy's son's IRA, the Gary H. Stroy IRA, and the LeAnn Stroy IRA. Also includes 93,750 shares subject to stock options exercisable by Mr. Stroy within sixty days of September 30, 1996.

(5) Includes (i) 6,564 shares held of record by Dr. Ostoich as trustee for the benefit of his son, (ii) an aggregate of 58,000 shares held by Dr. Ostoich's IRA, (iii) 20,000 shares held by Mrs. Ostoich's IRA and (iv) 32,618 shares held of record by the Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife. Also includes 66,029 shares subject to stock options exercisable by Dr. Ostoich within sixty days of September 30, 1996.

(6) Includes 44,167 shares subject to options exercisable by Dr. Wong within sixty days of September 30, 1996.

(7) Includes 40,912 shares subject to options exercisable by Ms. Lu within sixty days of September 30, 1996.

(8) Includes 13,668 shares subject to options exercisable by Dr. Singh within sixty days of September 30, 1996.

(9) Includes 875 shares subject to options exercisable by Dr. Tucker within sixty days of September 30, 1996.

(10) Includes 666 shares subject to options exercisable by Dr. Bastiani within sixty days of September 30, 1996.

(11) Includes 2,500 shares held by an executive officer not listed in this table.

DIRECTOR NOMINEES.

         This section sets forth the ages and backgrounds of the individuals nominated to be elected to serve as directors of the Company at this annual meeting of shareholders.

                                POSITION                              DIRECTOR
NAME                        WITH THE COMPANY                    AGE     SINCE
----                        ----------------                    ---   --------
Clinton H. Severson         President, Chief Executive Officer  48    1996
                            and Director

Gary H. Stroy               Chairman of the Board of Directors  53    1989

Richard Bastiani, Ph.D.     Director                            53    1995

Brenton G. A. Hanlon        Director Nominee                    50    N/A

Prithipal Singh, Ph.D.      Director                            57    1992

Ernest S. Tucker, III, M.D. Director                            63    1995

         Mr. Severson has served as President, Chief Executive Officer and a Director of the Company since June 1996. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a medical diagnostic company. From 1984 to 1989, Mr. Severson was employed by 3M Diagnostic Systems, an in-vitro allergy test system manufacturer, last serving as General Manager. From 1978 to 1984, Mr. Severson was employed by Syva Company, a medical diagnostic testing company, in various sales and marketing management positions.

         Mr. Stroy, a co-founder of the Company, has been an employee and director of the Company since the Company was founded in 1989. Mr. Stroy has served as Chairman of the Board since January 1996, and previously served as Chairman of the Board from the Company's inception until May 1992. Mr. Stroy served as President and Chief Executive Officer of the Company from March 1992 until June 1996, and served as Senior Vice President of Sales and Marketing from December 1991 until March 1992. From 1983 to 1989, Mr. Stroy served as President and Chief Executive Officer of Biotrack, Inc., a diagnostic test company which he co-founded. From 1981 to 1983, Mr. Stroy served as Executive Vice President of LifeScan, a diagnostic test company which he co-founded. Mr. Stroy currently serves on the Board of Directors of ChemTrak, Inc., a diagnostic test company.

         Dr. Bastiani joined the Company's Board of Directors in September 1995. Dr. Bastiani has served as President of Activated Cell Therapy, a biotechnology company, since September 1995. From February 1991 to June 1995 he served as President of Syva Company. From 1971 to February 1991, Dr. Bastiani held various positions with Syva Company, including as Vice President of Marketing and Sales from 1984 until February 1991. Dr. Bastiani received his Ph.D. in chemistry from Michigan State University.

         Mr. Hanlon has served as Vice President and General Manager of Tri-Continent Scientific, a wholly owned subsidiary of MAST Immunosystems, since 1989. Tri-Continent Scientific develops and manufactures instruments and components for the diagnostic industry. From 1984 to 1989, Mr. Hanlon was President of Corus Medical, which provided autologous blood and blood products for elective surgery.

         Dr. Singh joined the Company's Board of Directors in June 1992. Dr. Singh is a founder of ChemTrak, Inc., a manufacturer of medical diagnostic equipment, serving as President, Chief Executive Officer and Chairman of the Board of ChemTrak, Inc. since September 1988. From 1985 to August 1988, Dr. Singh was a Senior Vice President of Idetek, Inc. From April 1970 to January 1985, Dr. Singh held a number of positions with Syva Company.

         Dr. Tucker joined the Company's Board of Directors in September 1995. Dr. Tucker has served as Chairman of Pathology at Scripps Clinic and Research Foundation since 1992. From 1989 to 1992, Dr. Tucker was Chairman of Pathology at California Pacific Medical Center. From 1977 to 1988, Dr. Tucker served as the Director of Immunology Reference Lab of the Research Institute of Scripps Clinic.

         Meetings of the Board of Directors. During the fiscal year ended March 31, 1996, the Board of Directors of the Company held nine meetings, the Executive Committee of the Board of Directors held two meetings, the Audit Committee of the Board of Directors held one meeting and the Compensation Committee of the Board of Directors held three meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of the Committees of the Board on which such director served during fiscal 1996 except Mr. Heinrichs who attended 56% of the meetings.

         Mr. Kunze, Mr. Bastiani and Mr. Stroy were members of the Company's Executive committee during fiscal 1996. Unless otherwise determined by the Board of Directors, the Executive Committee is generally vested with all the powers of the Board of Directors, except that the Executive Committee cannot take action to acquire another company, liquidate the Company, sell all or substantially all of the Company's assets, merge the Company with another company where the Company is not the surviving entity, or take any other action not permitted to be delegated to a committee under California law or the Company's Bylaws.

         Mr. Jean Deleage and Mr. Theodor Heinrichs were members of the Company's Audit Committee until August 1995. Dr. Tucker and Mr. Kunze were the members of the Audit committee during the remainder of fiscal 1996. The functions of the Audit Committee include recommending to the Board the retention of independent public accountants, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company's independent public accountants.

         Mr. Deleage, Dr. Galen and Mr. Heinrichs were members of the Company's Compensation Committee until August 1995. Dr. Singh and Dr. Bastiani were the members of the Company's Compensation Committee for the remainder of fiscal 1996. The Compensation Committee reviews and determines compensation criteria for corporate officers. For additional information about the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "REPORT OF THE COMPENSATION COMMITTEE" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS


         The following table sets forth information concerning the compensation during the fiscal years ended March 31, 1996, March 31, 1995 and March 31, 1994 of the Chief Executive Officer of the Company during fiscal 1996 and the three other most highly compensated executive officers of the Company in fiscal 1996:


                           SUMMARY COMPENSATION TABLE
                   ------------------------------------------


                                                                                 LONG-TERM
             NAME AND                                           ANNUAL          COMPENSATION
        PRINCIPAL POSITION           FISCAL YEAR             COMPENSATION($)       AWARDS
--------------------------------   -------------    --------------------------  ------------


                                                                                   OPTIONS
                                                          SALARY         BONUS     (SHARES)
                                                     ----------------   -------  -----------
GARY H. STROY(1)                        1996             209,185            -0-        -0-
President and                           1995             185,584        12,960         -0-
Chief Executive Officer                 1994             173,654            -0-        -0-

DANIEL WONG(2)                          1996             129,815            -0-    15,000
Vice President of                       1995             123,717        57,590     25,000
Development and
Consumables Manufacturing

VLADIMIR E. OSTOICH                     1996             142,248            -0-    15,000
Vice President of                       1995             139,754         9,864     15,000
Engineering and Instrument              1994             132,170            -0-    10,625
Manufacturing

TING W. LU(3)                           1996             116,738           -0-     15,000
Vice President of Finance,              1995              91,799         4,462     25,000
Chief Financial Officer and
Secretary


------------------------------------


(1) In June 1996, Clinton H. Severson succeeded Gary H. Stroy as President and Chief Executive Officer of the Company. Mr. Stroy remains an employee of the Company and continues to serve as Chairman of the Board of Directors of the Company.

(2)   Dr. Wong has served as an executive officer of the Company since May 1994.

(3)   Ms. Lu has served as an executive officer of the Company since May 1994.

STOCK OPTIONS GRANTED IN FISCAL 1996.

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1996, to the persons named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1996


                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                             ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION FOR
                       INDIVIDUAL GRANTS IN FISCAL 1996                          OPTION TERM(1)
-----------------------------------------------------------------------     ------------------------
                                   % OF TOTAL
                                    OPTIONS
                                   GRANTED TO
                        OPTIONS    EMPLOYEES     EXERCISE
                        GRANTED    IN FISCAL    BASE PRICE   EXPIRATION
           NAME          (#)(2)       YEAR      ($/SH) (3)      DATE          5% ($)     10% ($)
-----------------------------------------------------------------------     ------------------------
Daniel Wong              15,000       5.0         5.625       11/28/05        53,063     134,472

Vladimir E. Ostoich      15,000       5.0         5.625       11/28/05        53,063     134,472

Ting W. Lu               15,000       5.0         5.625       11/28/05        53,063     134,472


------------------------------------


(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) All options granted in fiscal 1996 were granted pursuant to the Company's 1989 Stock Option Plan. These options vest and become exercisable at the rate of one-half on the first anniversary of the date of grant and 1/24 per month thereafter for each full month of the optionee's continuous employment by the Company. Under the Company's 1989 Stock Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. For additional information regarding options, see "Change of Control Arrangements."

(3)   All options were granted at market value on the date of grant.

OPTION EXERCISES AND FISCAL 1996 YEAR-END VALUES.

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended March 31, 1996, and unexercised options held as of March 31, 1996, by the persons named in the Summary Compensation Table.

                        OPTION EXERCISES AND FISCAL 1996
                                 YEAR-END VALUES


                                                                                  VALUE OF UNEXERCISED IN-THE-
                                                       NUMBER OF UNEXERCISED           MONEY OPTIONS AT
                                                                                       ----------------
                            SHARES                       OPTIONS AT 3/31/96             3/31/96($)(2)
                                                    ----------------------------  ---------------------------
                         ACQUIRED ON      VALUE
            NAME           EXERCISE    REALIZED($)  EXERCISABLE(1) UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
            ----         -----------   -----------  -------------- -------------  -----------   -------------
Gary H. Stroy...........      0             0            41,250       53,750        136,650          93,750

Daniel Wong.............      0             0            26,666       33,334         25,781          19,219

Vladimir E. Ostoich.....      0             0            50,092       30,533        149,625          13,125

Ting W. Lu .............      0             0            25,078       31,172         29,004          15,059

------------------------------------


(1) Company stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. However, each of Ms. Lu and Messrs. Wong and Ostoich received in fiscal 1996 options to purchase 15,000 shares of the Company's Common Stock which vest one-half on the first anniversary of the date of grant and 1/24 per month thereafter for each full month of the optionee's continuous employment by the Company. All options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on the closing price of the Company's Common Stock ($5.875 per share) on March 31, 1996 and is net of the exercise price of such options.


COMPENSATION OF DIRECTORS.

         All non-employee directors of the Company receive compensation in the amount of $750 per Board meeting they attend plus reimbursement of reasonable travel expenses incurred. In addition, Dr. Tucker serves as a consultant to the Company and receives a monthly compensation of $1,000 plus reimbursement of expenses for attending meetings at or on behalf of the Company. Each of the Company's non-employee directors also receives an automatic annual grant of options to purchase 2,000 shares of Common Stock under the Company's Outside Directors Stock Option Plan. In addition, Dr. Tucker receives an additional annual grant of options to purchase 5,000 shares for serving as a consultant. Gary H. Stroy and Clinton H. Severson, the directors of the Company who are also employees of the Company, do not receive any compensation for their services as members of the Board of Directors.

CHANGE OF CONTROL ARRANGEMENTS.

         The Company's 1989 Stock Option Plan and the Outside Directors Stock Option Plan (the "Option Plans") provide that, in the event of a transfer of control of the Company ("Transfer of Control"), the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under stock option agreements outstanding under the Option Plans (the "Options") or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a merger constituting a Transfer of Control, the Company's Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Company's Board so determines. Any Options which are neither assumed by the Acquiring Corporation, nor exercised as of the date of the Transfer of Control, shall terminate effective as of the date of the Transfer of Control. Options which are assumed by the Acquiring Corporation shall become exercisable and vested as provided under the relevant stock option agreements under the Option Plans, unless the Acquiring Corporation terminates the option holder under certain circumstances defined in the Option Plans. Under such circumstances, the holder's Options shall become immediately exercisable and vested as of the date of termination.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock were complied with during fiscal year ended March 31, 1996.

                              CERTAIN TRANSACTIONS

         In May 1995, the Company entered into an agreement with Gary H. Stroy, who served as the President and Chief Executive Officer of the Company until June 1996, providing Mr. Stroy with one year of salary and benefits and immediate vesting of his outstanding stock option if his employment with the Company terminates after August 1, 1995.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is comprised of two non-employee directors of the Company. The Compensation Committee is responsible for setting and administering the policies governing compensation of the Company's employees, including its executive officers. The goals of the Company's executive officer compensation policy is to attract, retain and reward executive officers who contribute to the Company's success and to motivate these executives to achieve the Company's business objectives. The Company uses salary, stock options and incentive bonus to meet these goals.

         Salaries are initially set for each executive officer with reference to the range of salaries for similar positions in comparable companies in the Company's industry, as reported in compensation survey information obtained by the Company from compensation consulting firms. Salaries are generally set near the middle of the applicable range for each position, and adjusted for historical and expected contributions of each officer to the Company. Salaries are reviewed annually for comparability against the industry survey and adjustments are made if necessary to maintain competitiveness within the industry. Salaries may also be adjusted on an individual basis during the year as the Compensation Committee deems appropriate, typically related to new job responsibilities or assignments. In October 1995, three of the Company's executive officers received salary adjustments ranging from 4% to 8%, based on new job responsibilities. In April 1996, during the company-wide annual salary review, the Compensation Committee reviewed the executive salaries and found them to be within the proper ranges and hence no salary adjustments were made.

         The Compensation Committee strongly believes that executive compensation should be based in part on the Company's performance and has used stock options and incentive bonus to accomplish this goal. In April 1995, the Compensation Committee approved an executive bonus plan with target bonus levels set at 15% to 20% of annual salaries for accomplishing certain Company objectives. In April 1996, the Compensation Committee reviewed the Company's achievements against these goals and approved payment of 50% payout of these targeted bonuses.

         The Compensation Committee believes that equity ownership by executive officers serves to align the officers' interests with the interests of shareholders by providing the officers with incentive to build shareholder value. In November 1995, the Compensation Committee approved option grants to executive officers who had assumed new job responsibilities. Further, as part of the annual performance review in April 1996, the Compensation Committee granted additional incentive stock options to all officers of the Company, except those officers with less than six-month service with the Company.

         The Compensation Committee annually reviews the performance and compensation of the President and Chief Executive Officer of the Company. During fiscal 1996, Gary H. Stroy served as the President and Chief Executive Officer of the Company. In June 1996, Clint H. Severson succeeded Gary Stroy as President and Chief Executive Officer of the Company.

         During fiscal 1996, Mr. Stroy's compensation consisted of salary, incentive stock options and performance based bonus. During the annual review, the Compensation Committee found Mr. Stroy's salary to be appropriate as compared with comparable companies within the Company's industry, based on the compensation survey information obtained by the Company from compensation consulting firms. In May 1995, the Company entered into an agreement with Mr. Stroy that provided Mr. Stroy with one year's salary and benefits and immediate vesting of his outstanding stock options if his employment with Abaxis was terminated after August 1, 1995. In April 1996, as part of the Company's annual performance review, the Compensation Committee awarded Mr. Stroy, based on the Company's achievements against objectives, an incentive bonus equal to 10% of his salary.

COMPENSATION COMMITTEE

Richard Bastiani and Prithipal Singh

                        COMPARISON OF SHAREHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Health Care (Excluding Biotech) Index for the period commencing on January 31, 1992, and ending on March 31, 1996.(1)

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                   JANUARY 31, 1992 THROUGH MARCH 31, 1996:(2)

                    ABAXIS, INC., RUSSELL 2000 INDEX AND H&Q
                     HEALTH CARE (EXCLUDING BIOTECH) INDEX


                                                        HAMBRECH & QUIST
                                                          HEALTH CARE--
PERIOD                  ABAXIS, INC.    RUSSELL 2000    EXCLUDING BIOTECH
------                  ------------    ------------    -----------------
1/22/92                    $100            $100              $100
3/92                         64             108                85
3/93                         48             124                63
3/94                         70             137                56
3/95                         51             145                75
3/96                         53             187               114

(1) The Company's initial public offering was on January 22, 1992. The market indices used are only available at the end of each month. The Company's 1996 fiscal year ended on March 31, 1996.

(2) Assumes that $100.00 was invested on January 31, 1992 in the Company's Common Stock, at the closing sales price, and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                              ELECTION OF DIRECTORS

         Six (6) directors of the Company are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Please see "INFORMATION ABOUT ABAXIS - Directors" above for information concerning the nominees.

         If elected, each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

         The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

         If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected directors.


                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

         Under California law, Abaxis may only issue shares of Common Stock to the extent such shares have been authorized for issuance under Abaxis's Articles of Incorporation. The Articles of Incorporation currently authorizes the issuance by the Company of up to 20,000,000 shares of Common Stock, no par value. As of September 30, 1996, 9,878,553 shares of Abaxis's Common Stock were issued and outstanding, 1,058,542 unissued shares of Common Stock were reserved for issuance under the Company's stock option and stock purchase plans and no less than 1,025,641 unissued shares of Common Stock were reserved for issuance upon conversion of outstanding Series A Preferred Stock (with the exact number of shares of Common Stock to be determined at the time of conversion based on the then-current market price), leaving less than 8,037,264 shares of Common Stock unissued and unreserved. To ensure sufficient shares of Common Stock will be available for issuance by Abaxis, the Board of Directors on September 10, 1996 approved, subject to shareholder approval, amending the Company's Articles of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 20,000,000 to 35,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

         The principal purpose of the proposed amendment to the Articles is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to issue additional shares to raise additional capital, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to permit future stock dividends or stock splits, or to provide equity incentives to employees and officers. In particular, the Company currently believes that it will be required to issue Common Stock or securities convertible into or exercisable for Common Stock in order to raise additional capital to finance operations at some time during the next several months. While the Company has had discussions with underwriters and agents about assisting the Company to raise additional capital, these discussions have only been very preliminary in nature and the Company currently has no commitment to any party, other than in connection with its existing stock option and purchase plans, to issue securities to raise additional capital. (In fact, there can be no assurance that the Company will be successful at raising additional capital.) However, the Company's Board of Directors believe it is prudent to increase the number of authorized shares of Common Stock at this time in order to avoid the expense and delay in seeking shareholder approval at a special shareholders meeting held at a later date and to provide flexibility with respect to the above mentioned matters.

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board will have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The holders of Common Stock have no pre-emptive rights.

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

         The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have no par value per share and be of the same class of Common Stock as is currently authorized under the Articles of Incorporation. There are no outstanding preemptive rights relating to such additional shares of Common Stock and the Board of Directors has no plans to grant such rights with respect to any such shares.

         The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION.

         The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the annual meeting of shareholders. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE ABAXIS ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY ABAXIS FROM 20,000,000 TO 35,000,000.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 1997. A representative of Deloitte & Touche is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         The Company's Board of Directors approved a change in the Company's independent accountants for the fiscal year ending March 31, 1996, from Ernst & Young LLP ("Ernst & Young") to Deloitte & Touche on January 26, 1996, based on the recommendation of the Audit Committee of the Company. The reports of Ernst & Young for the fiscal years ended March 31, 1994 and March 31, 1995, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended March 31, 1994, and March 31, 1995, and the interim period from April 1, 1995 through January 26, 1996, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K occurred within the Company's fiscal years ending March 31, 1994, or March 31, 1995, or the period from April 1, 1995 through January 26, 1996.

         The Registrant did not consult with Deloitte & Touche during the fiscal years ended March 31, 1994, and March 31, 1995, and the period from April 1, 1995 through January 26, 1996, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

         The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of shareholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Votes against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor "broker non-votes" will be counted as having been cast affirmatively or negatively on the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.


                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of the Company must be received by the Company at its offices at 1320 Chesapeake Terrace, Sunnyvale, California 94089, no later than June 26, 1997, and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.


                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 1996 annual meeting of shareholders of Abaxis other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             -----------------------------------
                                             Ting W. Lu, Secretary

                                  ABAXIS, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 26, 1996

                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints Clinton H. Severson and Ting W. Lu, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 26, 1996 at 10:00 a.m., local time, at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated October 25, 1996 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 3.

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE                 SEE REVERSE
                                                                         SIDE

/X/ Please mark votes as in this example.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

         A vote FOR the following proposals is recommended by the Board of
Directors:

         1. To elect the following six (6) persons as directors to hold office for a one-year term and until their respective successors are elected and qualified:

             [  ]     FOR all nominees        [  ]     WITHHOLD AUTHORITY
                      listed below (except             to vote for all
                      as marked to the                 nominees listed
                      contrary below).                 below.

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                               Clinton H. Severson
                             Richard Bastiani, Ph.D.
                              Brenton G. A. Hanlon
                             Prithipal Singh, Ph.D.
                                  Gary H. Stroy
                           Ernest S. Tucker, III, M.D.

         2. Consider, approve and ratify the adoption of an increase in the maximum number of shares of Common Stock that may be issued under the Company's Articles of Incorporation from 20,000,000 shares to 35,000,000 shares.

              / /    FOR         / /  AGAINST             / /ABSTAIN

         3. To consider, approve and ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending March 31, 1997.

              / /    FOR         / /  AGAINST             / /ABSTAIN

                                     MARK HERE           MARK HERE IF
                                     FOR ADDRESS         YOU PLAN TO
                                     CHANGE AND          ATTEND THE
                                     NOTE AT LEFT / /    MEETING      / /




PLEASESIGN HERE. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.
Signature: Date:

Signature:                           Date:
          -------------------------          ----------------------


Signature:                           Date:
          -------------------------          ----------------------



                                        2